                                                                    EXHIBIT 99.1






                                        Contact:     Craig N. Cohen
                                                     Phone:  314-214-7000
                                                     E-mail:   cnc@talx.com

                   TALX REPORTS RECORD FIRST-QUARTER RESULTS;
                       EARNINGS GROWTH EXCEEDS 50 PERCENT

         ST. LOUIS, Mo. (July 18, 2001) - TALX Corporation (NASDAQ: TALX) today reported earnings of $1.1 million, or $0.12 per diluted share, for the fiscal first quarter ended June 30, compared with $741,000, or $0.08 per diluted share, for the year-ago period. The 55 percent growth in earnings and 50 percent growth in earnings per share were primarily attributable to continued strong performance in The Work Number Services and Human Resources and Benefits Application Services lines of business. Total revenues increased 13 percent to $10.7 million from $9.5 million the prior year.

         The 40 percent combined revenue gain of The Work Number Services and Human Resources and Benefits Application Services was partially offset by a 38 percent revenue decrease in the software business, which is comprised of customer premises systems and the related maintenance and support. Reflecting a strategic business shift, the software revenues were relatively consistent with the prior sequential quarter.

         "TALX continues to focus on capitalizing upon the market opportunities in our core businesses. Revenues and profits for the quarter reflect continued strong performance of The Work Number Services and Human Resources and Benefits Application Services lines of business, as well as our continuing efforts to control our selling, general and administrative costs," William W. Canfield, chairman and chief executive officer, explained.

         The company reported that The Work Number Services, the company's largest business unit, grew revenues 47 percent over year-ago levels. The total number of employment records on the service increased to 46.0 million at June 30, from 33.8 million a year ago and 43.0 million at the end of the prior sequential quarter. This represents a 36 percent increase over the prior year and a 7 percent increase over the prior sequential quarter. Total employment records under contract, including those in contract backlog to be added to the database, increased to 54.6 million at June 30 from the year-earlier 38.9 million and 52.6 million at the end of the previous quarter, for increases of 40 percent and 4 percent, respectively.

         Revenues of Human Resources and Benefits Application Services, the second largest business, were up 25 percent year over year. "The revenue growth was achieved through additional market penetration, as we offered enhanced end-to-end benefits enrollment solutions to large enterprises that believe in the benefits of outsourcing their non-core competencies," Canfield explained.

         TALX has changed the description for two of the revenue lines on the financial statements. The Work Number is now referred to as The Work Number Services, to reflect the addition of W-2 eXpress and electronic payroll services under The Work Number umbrella. Application Services is now referred to as Human Resources and Benefits Application Services in recognition of our target market and to distinguish it from The Work Number suite of application services.

         A conference call to discuss the Company's performance during its fiscal 2002 first quarter is scheduled for Thursday, July 19, at 9:00 a.m. Central Daylight Time. To participate in this call, dial (800) 288-8967. A slide presentation will accompany the call on the Web at www.talx.com/2001. A digitized replay of the call will be in effect from 3:00 p.m. CDT on July 19 through midnight on Friday, July 20. The replay number is (800) 475-6701 and the access code is 594470.

         TALX Corporation is a leading application service provider (ASP) for Human Resources, Benefits and Payroll employee services. TALX hosts employee service applications that empower employees to complete transactions independently utilizing multimedia including Web, interactive voice response, speech recognition, fax and e-mail. TALX's premier applications are Benefits Enrollment and The Work Number, America's leader in employment and salary verification. Based in St. Louis, Missouri, TALX Corporation's common stock trades on the NASDAQ Stock Market(R) under the symbol TALX. TALX (R) is our registered trademark, The Work Number (R) is our registered service mark and W-2 eXpress is our service mark. For more information about TALX Corporation call 314-214-7000 or access the company's Web site at www.talx.com.

         Statements in this news release expressing the beliefs and expectations of management regarding future performance are forward-looking and involve risks and uncertainties. These risks and uncertainties include without limitation, the risks detailed in the Company's amended Form S-3 filed on July 13, 2001 and Form 10-K for the year ended March 31, 2001, and those described in other documents and reports filed from time to time with the Securities and Exchange Commission, press releases and other communications. These risks include, but are not limited to, our ability to increase the size and range for The Work Number Services and other Human Resources and Benefits Application Services, the level of residential mortgage activity and interest rates, our ability to maintain the accuracy and confidentiality of employee information, the potential interruption of computer network and telephone operations, and risks associated with intense competition and a lengthy sales cycle. Actual results may differ materially from management's beliefs and expectations.
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                        TALX CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)
                                   (UNAUDITED)



                                           Three Months Ended June 30,
                                           ---------------------------
                                                 2001        2000
                                                 ----        ----
Revenues:
     The Work Number services                  $ 6,072      $4,132
     Human resources and benefits
       application services                      2,580       2,061
     Customer premises systems                   1,030       2,127
     Maintenance and support                       988       1,142
                                                ------       -----
       Total revenues                           10,670       9,462
                                                ------       -----
Cost of revenues:
     The Work Number services                    1,884       1,291
     Human resources and benefits
        application services                     1,853       1,305
     Customer premises systems                   1,093       1,950
     Maintenance and support                       311         340
                                                ------       -----
       Total cost of revenues                    5,141       4,886
                                                ------       -----
       Gross margin                              5,529       4,576
                                                ------       -----
Operating expenses:
     Selling and marketing                       2,260       2,055
     General and administrative                  1,493       1,368
                                                ------       -----
       Total operating expenses                  3,753       3,423
                                                ------       -----
       Operating income                          1,776       1,153
                                                ------       -----
Other income, net:
     Interest income                               112         121
     Other income                                   11           -
                                                ------       -----
       Total other income, net                     123         121
                                                ------       -----
       Earnings before income tax expense        1,899       1,274
Income tax expense                                 750         533
                                                ------       -----
Net earnings                                   $ 1,149      $  741
                                                ======       =====

Basic earnings per share                       $  0.12      $ 0.08
                                                ======       =====
Diluted earnings per share                     $  0.12      $ 0.08
                                                ======       =====

Weighed average number of shares
   outstanding - basic                       9,431,051   9,263,168
                                             =========   =========
Weighed average number of shares
   outstanding - diluted                     9,925,993   9,496,644
                                             =========   =========

                        TALX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                           June 30,       March 31,
                       ASSETS                2001           2001
                       ------             ---------       ---------
                                          (unaudited)
Current assets:
  Cash and cash equivalents                $ 2,242         $ 5,167
  Short-term investments                     4,530           4,558
  Trade receivables, net                     7,484           7,407
  Inventories                                  591             627
  Work in progress, less progress billings   3,383           2,905
  Prepaid expenses and other
    current assets                           3,077           2,313
  Deferred tax assets, net                     179             159
                                            ------          ------
    Total current assets                    21,486          23,136
Property and equipment, net                  5,140           5,160
Capitalized software development
  costs, net                                 4,266           4,007
Other assets                                 1,639           1,692
                                            ------          ------
                                           $32,531         $33,995
                                            ======          ======

      LIABILITIES AND STOCKHOLDERS' EQUITY
      ------------------------------------

Current liabilities:
  Accounts payable                         $   434         $   495
  Accrued expenses and other liabilities     1,155           4,670
  Dividends payable                            284             282
  Income taxes payable                         336              24
  Progress billings in excess of work
    in progress                                340             403
  Deferred revenue                             991             875
                                            ------          ------
    Total current liabilities                3,540           6,749
Deferred tax liabilities, net                1,118           1,101
                                            ------          ------
    Total liabilities                        4,658           7,850
                                            ------          ------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value;
    authorized 5,000,000 shares and no
    shares issued or outstanding at
    June 30, 2001 and March 31, 2001             -               -
  Common stock, $.01 par value;
    authorized 30,000,000 shares,
    issued and outstanding 9,475,998
    shares at June 30, 2001 and 9,404,439
    shares at March 31, 2001                    95              94
  Additional paid-in capital                35,157          34,288
  Accumulated deficit                       (7,397)         (8,205)
  Accumulated other comprehensive income:
    Unrealized gain on securities classified
      as available for sale, net of tax of
      $12 at June 30, 2001 and $22 at
      March 31, 2001                            18              35
  Treasury stock, at cost, no shares at
    June 30, 2001 and 3,251 shares at
    March 31, 2001                               -             (67)
                                            ------          ------
      Total shareholders' equity            27,873          26,145
                                            ------          ------
                                           $32,531         $33,995
                                            ======          ======


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